UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    July 30, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On July 30, 2025 Albany International issued a news release reporting second quarter 2025 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday July 31, 2025. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated July 30, 2025 reporting second-quarter 2025 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Jairaj Chetnani

Name:	Jairaj Chetnani
Title:	Chief Financial Officer, Vice President Investor Relations and Treasurer
(Principal Financial Officer)
Date: July 30, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated July 30, 2025 reporting second-quarter 2025 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Second-Quarter 2025 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--July 30, 2025 — Albany International Corp. (NYSE:AIN) today reported operating results for its second quarter of 2025, which ended June 30, 2025.

"Overall, I am encouraged with our progress this year. Our business segment leaders are performing well as they restructure, invest and strengthen their operations. Our second quarter financial results lagged our expectations, but the performance was largely impacted by certain timing and operational issues and we are confident in our recovery," said President and CEO, Gunnar Kleveland.

"In Machine Clothing, despite some second quarter timing and market headwinds, the business delivered expected returns on the lower volume and showed growth from the first quarter. AEC delivered strong sequential quarter growth and continues to accelerate its disciplined long-term operational strategy" concluded Kleveland.

For the second quarter ended June 30, 2025:
•Net revenues were $311 million, down 6.2%, or 7.4% after adjusting for currency translation, when compared to the prior year. MC's net revenues decreased 6.5%, which was primarily driven by reduced demand in Asia and unplanned equipment downtime in one of our production facilities. AEC's net revenues decreased 5.7%, primarily driven by reductions on certain commercial and space programs, which was partially offset by higher revenues on CH-53K and other programs.
•Gross profit of $98 million was 13.2% lower than the $112 million reported for the same period of 2024; overall gross margin decreased 260 basis points primarily due to changes in the estimated profitability of long-term contracts at AEC.
•Selling, General, and Administrative (SG&A) expenses were $59 million, slightly higher than prior year.
•Operating income was $22 million, compared to $43 million in the prior year, the result of lower Gross Profit at AEC and MC.
•Effective tax rate for the quarter was 31.3%, compared to 27.9% for the second quarter of 2024. The 2025 rate was higher primarily due to favorable discrete tax adjustments in the prior period exceeding favorable discrete tax adjustments in the current period.
•Net income attributable to the Company was $9 million ($0.31 per share), compared to $25 million ($0.79 per share) in the second quarter of 2024; Adjusted diluted earnings per share (or Adjusted diluted EPS, a non-GAAP measure) was $0.57 per share in the second quarter of 2025, compared to $0.89 per share in the second quarter of 2024. Adjusted EBITDA (a non-GAAP measure) was $52 million, compared to $63 million in the second quarter of 2024, a decrease of 17.8%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2025:

The company has re-affirmed guidance for the full year of 2025 as follows:

•Total company revenue between $1.165 billion to $1.265 billion;
•Effective income tax rate of approximately 31%;
•Capital expenditures in the range of $85 to $95 million;
•Adjusted diluted earnings per share between $3.00 and $3.40;
•Total company Adjusted EBITDA between $240 million to $260 million;
•Machine Clothing revenue between $705 million to $755 million;
•Machine Clothing Adjusted EBITDA between $220 million and $240 million;
•Albany Engineered Composites revenue between $460 million to $510 million; and
•Albany Engineered Composites Adjusted EBITDA between $60 million to $70 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$311,399	$331,994	$600,173	$645,324
Cost of goods sold	213,892	219,611	406,180	424,255

Gross profit	97,507	112,383	193,993	221,069
Selling, general, and administrative expenses	58,502	55,515	112,314	110,350
Technical and research expenses	12,552	11,860	24,448	24,525
Restructuring expenses, net	4,183	2,103	6,698	4,312

Operating income	22,270	42,905	50,533	81,882
Interest expense/(income), net	5,150	2,950	8,805	6,269
Other expense/(income), net	3,534	5,657	4,517	2,675

Income before income taxes	13,586	34,298	37,211	72,938
Income tax expense	4,254	9,578	10,530	20,849

Net income	9,332	24,720	26,681	52,089
Net income attributable to the noncontrolling interest	149	96	143	174
Net income attributable to the Company	$9,183	$24,624	$26,538	$51,915

Earnings per share attributable to Company shareholders - Basic	$0.31	$0.79	$0.87	$1.66

Earnings per share attributable to Company shareholders - Diluted	$0.31	$0.79	$0.87	$1.66

Shares of the Company used in computing earnings per share:
Basic	29,928	31,242	30,373	31,225

Diluted	30,090	31,342	30,535	31,316

Dividends declared per Class A share	$0.27	$0.26	$0.54	$0.52

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$106,689	$115,283
Accounts receivable, net	263,132	246,688
Contract assets, net	184,961	166,557
Inventories	161,862	145,845
Income taxes prepaid and receivable	18,240	19,187
Prepaid expenses and other current assets	40,221	37,132
Total current assets	$775,105	$730,692

Property, plant and equipment, net	578,579	563,431
Intangibles, net	37,401	38,127
Goodwill	184,333	176,261
Deferred income taxes	35,741	28,757
Other assets	112,294	111,428
Total assets	$1,723,453	$1,648,696

Liabilities and Shareholders' Equity
Accounts payable	$96,788	$66,095
Accrued liabilities	121,330	141,904
Current maturities of long-term debt	—	—
Income taxes payable	2,644	18,367
Total current liabilities	220,762	226,366

Long-term debt	444,686	318,531
Other noncurrent liabilities	144,622	138,830
Deferred taxes and other liabilities	19,274	16,022
Total liabilities	829,344	699,749

Commitments and Contingencies

Shareholders' Equity:
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,983,660 issued in 2025 and 40,917,539 in 2024	41	41
Additional paid in capital	456,587	452,933
Retained earnings	1,075,934	1,065,763
Accumulated items of other comprehensive income:
Translation adjustments	(125,584)	(181,555)
Pension and postretirement liability adjustments	(17,845)	(14,328)
Derivative valuation adjustment	(863)	(106)
Treasury stock (Class A), at cost; 11,515,604 shares in 2025 and 9,844,746 in 2024	(499,658)	(379,210)
Total shareholders' equity	888,612	943,538
Noncontrolling interest	5,497	5,409
Total equity	894,109	948,947
Total liabilities and shareholders' equity	$1,723,453	$1,648,696

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$26,681	$52,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,085	41,247
Amortization	2,957	3,446
Change in deferred taxes and other liabilities	(2,761)	(2,391)
Impairment of property, plant and equipment	(66)	120
Non-cash interest expense	513	513
Compensation and benefits paid or payable in Class A Common Stock	3,654	4,243
Provision/(recovery) for credit losses from uncollected receivables and contract assets	1,021	(174)
Foreign currency remeasurement loss/(gain) on intercompany loans	7,171	(2,580)
Fair value adjustment on foreign currency contracts	—	3,109
Gain on sale of assets	(1,566)	(512)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(4,490)	4,929
Contract assets	(15,329)	(8,435)
Inventories	(8,179)	3,062
Prepaid expenses and other current assets	(2,565)	(2,454)
Income taxes prepaid and receivable	743	873
Accounts payable	26,878	17,679
Accrued liabilities	(23,314)	(15,367)
Income taxes payable	(17,191)	(5,599)
Noncurrent receivables	(201)	(379)
Other noncurrent liabilities	(2,927)	(924)
Other, net	3,719	494
Net cash provided by operating activities	34,833	92,989

Cash flows from investing activities:
Purchases of property, plant and equipment	(29,526)	(46,616)
Purchased software	(1,005)	(40)
Proceeds received from sale of assets	3,243	1,029
Net cash used in investing activities	(27,288)	(45,627)

Cash flows from financing activities:
Proceeds from borrowings	171,995	43,282
Principal payments on debt	(58,046)	(122,828)
Purchase of Treasury shares	(120,448)	—
Taxes paid in lieu of share issuance	(1,316)	(2,446)
Dividends paid	(16,693)	(16,233)
Net cash used in financing activities	(24,508)	(98,225)

Effect of exchange rate changes on cash and cash equivalents	8,369	(6,118)

Decrease in cash and cash equivalents	(8,594)	(56,981)
Cash and cash equivalents at beginning of period	115,283	173,420
Cash and cash equivalents at end of period	$106,689	$116,439

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q2 2025	(Decrease)/ increase due to changes in currency translation rates	Q2 2025 revenues on same basis as Q2 2024 currency translation rates	Net revenues as reported, Q2 2024	% Change compared to Q2 2024, excluding currency rate effects
Machine Clothing	$180,926	$(3,002)	$177,924	$193,578	(8.1)%
Albany Engineered Composites	130,473	(923)	129,550	138,416	(6.4)%
Consolidated total	$311,399	$(3,925)	$307,474	$331,994	(7.4)%

(in thousands, except percentages)	Net revenues as reported, YTD 2025	(Decrease)/ increase due to changes in currency translation rates	YTD 2025 revenues on same basis as 2024 currency translation rates	Net revenues as reported, YTD 2024	% Change compared to 2024, excluding currency rate effects
Machine Clothing	$355,623	$(509)	$355,114	$378,795	(6.3)%
Albany Engineered Composites	244,550	(437)	244,113	266,529	(8.4)%
Consolidated total	$600,173	$(946)	$599,227	$645,324	(7.1)%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q2 2025	Gross profit margin, Q2 2025	Gross profit, Q2 2024	Gross profit margin, Q2 2024
Machine Clothing	$83,759	46.3%	$88,873	45.9%
Albany Engineered Composites	13,748	10.5%	23,510	17.0%
Consolidated total	$97,507	31.3%	$112,383	33.9%

(in thousands, except percentages)	Gross profit, YTD 2025	Gross profit margin, YTD 2025	Gross profit, YTD 2024	Gross profit margin, YTD 2024
Machine Clothing	$163,661	46.0%	$173,528	45.8%
Albany Engineered Composites	30,332	12.4%	47,541	17.8%
Consolidated total	$193,993	32.3%	$221,069	34.3%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended June 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$37,702	$(2,674)	$(25,696)	$9,332
Interest expense/(income), net	—	—	5,150	5,150
Income tax expense	—	—	4,254	4,254
Depreciation and amortization expense	7,973	13,455	323	21,751
EBITDA (non-GAAP)	45,675	10,781	(15,969)	40,487
Restructuring costs and other	3,015	520	(918)	2,617
Foreign currency revaluation (gains)/losses (a)	3,467	21	5,449	8,937
Other transition expenses	—	28	—	28
Pre-tax loss/(income) attributable to noncontrolling interest	41	(228)	—	(187)
Adjusted EBITDA (non-GAAP)	$52,198	$11,122	$(11,438)	$51,882
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.9%	8.5%	—	16.7%

Three months ended June 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$49,735	$5,446	$(30,461)	$24,720
Interest expense/(income), net	—	—	2,950	2,950
Income tax expense	—	—	9,578	9,578
Depreciation and amortization expense	8,498	13,601	290	22,389
EBITDA (non-GAAP)	58,233	19,047	(17,643)	59,637
Restructuring costs	1,584	922	115	2,621
Foreign currency revaluation (gains)/losses (a)	(1,272)	(42)	139	(1,175)
Other transition expenses	—	—	1,368	1,368
Strategic/integration costs	345	—	424	769
Pre-tax (income) attributable to noncontrolling interest	(58)	(80)	—	(138)
Adjusted EBITDA (non-GAAP)	$58,832	$19,847	$(15,597)	$63,082
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	30.4%	14.3%	—	19.0%

Six months ended June 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$76,133	$(1,058)	$(48,394)	$26,681
Interest expense/(income), net	—	—	8,805	8,805
Income tax expense	—	—	10,530	10,530
Depreciation and amortization expense	15,679	26,750	613	43,042
EBITDA (non-GAAP)	91,812	25,692	(28,446)	89,058
Restructuring costs and other	4,617	1,688	(918)	5,387
Foreign currency revaluation (gains)/losses (a)	5,159	(144)	8,508	13,523
Other transition expenses	—	(412)	—	(412)
Strategic/integration costs	182	—	40	222
Pre-tax (income) attributable to noncontrolling interest	120	(299)	—	(179)
Adjusted EBITDA (non-GAAP)	$101,890	$26,525	$(20,816)	$107,599
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	28.7%	10.8%	—	17.9%

Six months ended June 30, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$94,082	$10,604	$(52,597)	$52,089
Interest expense/(income), net	—	—	6,269	6,269
Income tax expense	—	—	20,849	20,849
Depreciation and amortization expense	17,009	27,104	580	44,693
EBITDA (non-GAAP)	111,091	37,708	(24,899)	123,900
Restructuring costs	1,605	3,110	115	4,830
Foreign currency revaluation (gains)/losses (a)	(2,682)	238	(1,157)	(3,601)
Other transition expenses	—	—	1,493	1,493
Strategic/integration costs	1,058	182	850	2,090
Pre-tax (income) attributable to noncontrolling interest	(69)	(185)	—	(254)
Adjusted EBITDA (non-GAAP)	$111,003	$41,053	$(23,598)	$128,458
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues-non-GAAP)	29.3%	15.4%	—	19.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended June 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$2,617	$845	$1,772	$0.06
Foreign currency revaluation (gains)/losses (a)	8,937	2,887	6,050	0.20
Other transition expenses	28	9	19	0.00
Strategic/integration costs	0	0	0	0.00

Three months ended June 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$2,621	$583	$2,038	$0.07
Foreign currency revaluation (gains)/losses (a)	(1,175)	(377)	(798)	(0.03)
Other transition expenses	1,368	267	1,101	0.04
Strategic/integration costs	769	188	581	0.02

Six months ended June 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$5,387	$1,740	$3,647	$0.12
Foreign currency revaluation (gains)/losses (a)	13,523	4,368	9,155	0.30
Other transition expenses	(412)	(133)	(279)	(0.01)
Inventory step-up impacting Cost of goods sold	0	0	0	0.00
Strategic/integration costs	222	72	150	0.00

Six months ended June 30, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs	$4,830	$1,168	$3,662	$0.12
Foreign currency revaluation (gains)/losses (a)	(3,601)	(1,143)	(2,458)	(0.08)
Other transition expenses	1,493	298	1,195	0.04
Strategic/integration costs	2,090	575	1,515	0.05

The following table provides a reconciliation of Diluted Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended June 30,		Six months ended June 30,
Per share amounts (Diluted)	2025	2024	2025	2024
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.31	$0.79	$0.87	$1.66
Effect of dilutive stock-based compensation plans	—	—	—	—
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.31	$0.79	$0.87	$1.66
Adjustments, after tax:
Restructuring costs and other	0.06	0.07	0.12	0.12
Foreign currency revaluation (gains)/losses (a)	0.20	(0.03)	0.30	(0.08)
Other transition expenses	—	0.04	(0.01)	0.04
Strategic/integration costs	—	0.02	0.00	0.05
Adjusted Diluted Earnings per share (non-GAAP)	$0.57	$0.89	$1.28	$1.79

The calculations of net debt are as follows:

(in thousands)	June 30, 2025	December 31, 2024	June 30, 2024
Current maturities of long-term debt	$—	$—	$2,732
Long-term debt	444,686	318,531	374,325
Total debt	444,686	318,531	377,057
Cash and cash equivalents	106,689	115,283	116,439
Net debt (non-GAAP)	$337,997	$203,248	$260,618

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$32,714	$83,392	$34,833	$92,989
Purchases of property, plant and equipment	(13,929)	(19,757)	(29,526)	(46,616)
Purchased software	(1,005)	(19)	(1,005)	(40)
Free cash flow	$17,780	$63,616	$4,302	$46,333

The calculation of net leverage ratio as of June 30, 2025 is as follows:

Total Company
	Twelve months ended	Six months ended		Trailing twelve months ended
(in thousands)	December 31, 2024	June 30, 2024	June 30, 2025	June 30, 2025 (non-GAAP) (b)
Net income/(loss) (GAAP)	$88,055	$52,089	$26,681	$62,647
Interest expense/(income), net	12,549	6,269	8,805	15,085
Income tax expense	29,034	20,849	10,530	18,715
Depreciation and amortization expense	89,294	44,693	43,042	87,643
EBITDA (non-GAAP)	218,932	123,900	89,058	184,090
Restructuring costs	15,143	4,830	5,387	15,700
Foreign currency revaluation (gains)/losses (a)	(8,414)	(3,601)	13,523	8,710
Other transition expenses	1,492	1,493	(412)	(413)
Strategic/integration costs	5,126	2,090	222	3,258
Pre-tax (income) attributable to noncontrolling interest	(310)	(254)	(179)	(235)
Adjusted EBITDA (non-GAAP)	$231,969	$128,458	$107,599	$211,110

(in thousands, except for net leverage ratio)	June 30, 2025
Net debt (non-GAAP)	$337,997
Trailing twelve months Adjusted EBITDA (non-GAAP)	211,110
Net leverage ratio (non-GAAP)	1.60

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

(b) Calculated as amounts incurred during the twelve months ended December 31, 2024, less those incurred during the six months ended June 30, 2024, plus those incurred during the six months June 30, 2025.

The tables below provide a reconciliation of forecasted full-year 2025 Adjusted EBITDA and Adjusted Diluted EPS (non-GAAP measures) to the comparable GAAP measures.

Forecast of Full Year 2025 Adjusted EBITDA	Machine Clothing		Engineered Composites
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$176	$192	$9	$15
Income attributable to the noncontrolling interest	—	—	—	—
Interest expense/(income), net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	34	38	50	54
EBITDA (non-GAAP)	210	230	59	69
Restructuring costs	5	5	1	1
Foreign currency revaluation (gains)/losses (d)	5	5	—	—
Strategic/integration costs	—	—	—	—
Other transition expenses	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	—	—
Adjusted EBITDA (non-GAAP)	$220	$240	$60	$70
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2025 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$78	$90
Income attributable to the noncontrolling interest	—	—
Interest expense/(income), net	15	13
Income tax expense	39	45
Depreciation and amortization	89	93
EBITDA (non-GAAP)	221	241
Restructuring costs	5	5
Foreign currency revaluation (gains)/losses (d)	14	14
Strategic/integration costs	—	—
Other transition expenses	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—
Adjusted EBITDA (non-GAAP)	$240	$260

	Total Company
Forecast of Full Year 2025 Earnings per share (diluted) (e)	Low	High
Net income attributable to the Company (GAAP)	$2.59	$2.99
Restructuring costs	0.12	0.12
Foreign currency revaluation (gains)/losses (d)	0.30	0.30
Other transition expenses	(0.01)	(0.01)
Strategic/integration costs	—	—
Adjusted Diluted Earnings per share (non-GAAP)	$3.00	$3.40

(d) Due to the uncertainty of these items, we are unable to forecast the full year impact for 2025. Amounts above represent actual results for the six months ended June 30, 2025.
(e) Calculations based on weighted average shares outstanding estimate of approximately 30.1 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.
• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Rochester, New Hampshire, operates 30 facilities in 13 countries, employs approximately 5,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Basis of Presentation

Certain amounts in prior year financial statements have been reclassified to conform to current year presentation.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2025 and in future years; expectations in 2025 and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
JC Chetnani
Chief Financial Officer and VP-Investor Relations and Treasurer
jc.chetnani@albint.com